United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2004

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Item 5.  Other Events and Regulation FD Disclosures

The company announced today that it has terminated Gerald W. Koslow, its Chief Financial Officer, for cause for failing to immediately disclose to the Company his arrest for domestic disturbance in mid-April and for failing to disclose the arrest in several regulatory filings.  Although the termination is completely unrelated to any financial, financial reporting or SEC matters or responsibilities, Koslow’s failure to disclose the incident to the requisite agencies necessitated his immediate termination.

Shuffle Master announced that Paul C. Meyer, President and Chief Operating Officer, has, effective immediately, become acting Chief Financial Officer. Mr. Meyer has held CFO positions with other public companies. Mr. Meyer has also become Secretary of Shuffle Master, replacing Mr. Koslow.

Mark L. Yoseloff, Ph.D., Chief Executive Officer and Chairman of the Board, stated, “Shuffle Master highly regards the regulatory licensing policies and procedures, and Mr. Koslow’s failure to properly disclose a personal matter is unforgivable and required this immediate action.” Yoseloff added, “Paul Meyer is extremely talented and will fill the role of Chief Financial Officer admirably until Mr. Koslow is replaced.”

Shuffle Master also announced that it will promptly begin a search for a new Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 4, 2004

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman and Chief Executive Officer